Exhibit 10.2
Execution Version
VOTING AGREEMENT
          VOTING AGREEMENT, dated as of April 30, 2010 (this “Agreement”), by and between Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company (“Regency”), and EFS Haynesville, LLC, a Delaware limited liability company (“EFS”) (Regency and EFS are referred to herein as “Parties” and each as a “Party”).
W I T N E S S E T H:
          WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of the date hereof, by and between Regency and EFS, EFS has agreed to transfer 76,989 GP Units in RIGS Haynesville Partnership Co., a Delaware general partnership (the “Partnership”) to Regency and Regency has agreed to acquire such interest in the Partnership (the “Transfer”);
          WHEREAS, upon consummation of the Transfer, EFS will continue to own 151 GP Units in the Partnership (the “Covered GP Units” (which term includes a reference to the Sharing Ratio represented thereby));
          WHEREAS, the Parties wish to provide that in connection with the Transfer and in consideration thereof, EFS will agree to vote the Covered GP Units as directed by Regency in accordance with the terms hereof;
          WHEREAS, in order to secure the voting agreement provided herein, EFS desires to give to Regency and Regency desires to accept an irrevocable proxy as to the voting rights of the Covered GP Units;
          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:
ARTICLE I
GENERAL
     1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
          “Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to be closed in the city of New York, New York.
          “Partnership Agreement” means that certain Second Amended and Restated General Partnership Agreement of the Partnership dated as of December 18, 2009 by and among Regency, EFS, Alinda Gas Pipeline I, L.P. and Alinda Gas Pipeline II, L.P., as amended by that certain First Amendment to Second Amended and Restated General Partnership Agreement made effective as of March 9, 2010 and as may be further amended from time to time.

          “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.
     1.2 Terms Defined in the Partnership Agreement. Capitalized terms used in this Agreement that are not defined herein and are defined in the Partnership Agreement are used herein as defined in the Partnership Agreement.
ARTICLE II
VOTING
     2.1 Agreement to Vote. EFS hereby irrevocably and unconditionally agrees that during the term of this Agreement, at any meeting of the Partnership or the Management Committee (including any adjournments or postponements of any such meeting), and in connection with any written consent of the Partners of the Partnership or consent of the MC Members in lieu of a meeting (including any time the Partners vote on, or consent to, or otherwise take action with respect to any matter whether as Partners or as MC Members), EFS shall, in each case to the fullest extent that EFS is entitled to vote the Covered GP Units thereon or consent or otherwise take action with respect thereto, cause the Covered GP Units to be voted in person or by proxy (or cause a written consent to be executed either directly or by proxy, if applicable) or other action to be taken in the manner directed by Regency in its Sole Discretion on any and all matters submitted for approval or consent of, or otherwise acted upon by, the Partners of the Partnership or the MC Members of the Management Committee. Without limiting the generality of the foregoing, EFS agrees and confirms that the foregoing voting agreement includes EFS’s right to designate one MC Member and to remove or replace such MC Member from time to time in its Sole Discretion so that such right shall be exercised in the manner directed by Regency in its Sole Discretion.
     2.2 No Inconsistent Agreements. EFS hereby covenants and agrees that, except for this Agreement, EFS (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered GP Units, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3 hereof), consent or power of attorney with respect to the Covered GP Units and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of EFS contained herein untrue or incorrect or have the effect of preventing or disabling EFS from performing any of its obligations under this Agreement.
     2.3 Proxy. EFS hereby irrevocably appoints as its proxy and attorney-in-fact, Regency, and each of its successors and assigns (collectively, the “Grantee”), with full power of substitution and resubstitution, from the date hereof to the termination of this Agreement in accordance with Section 5.1, to vote (or take action by written consent or otherwise act upon) with respect to the Covered GP Units in accordance with Section 2.1 hereof and, in the Sole Discretion of the Grantee on any other matter submitted for approval of, or otherwise acted upon by, the Partners of the Partnership or by the MC Members of the Management Committee (whether at a meeting of Partners or the Management Committee, any adjournments or postponements thereof or pursuant to an action by written consent or otherwise) and to sign or execute on behalf of EFS (as a Partner of record of the Partnership as of the record date for any action) any ballot, proxy, consent, certificate or other document relating to the Partnership or the Management Committee that the law permits or requires, in a manner consistent with Section 2.1 of this Agreement. This proxy is coupled with an interest and is intended to secure the voting agreements provided for in this Agreement and shall be irrevocable, and EFS will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by EFS with respect to the Covered GP Units. The irrevocable proxy set forth in this Section 2.3 shall be valid and irrevocable until the termination of this Agreement in accordance with Section 5.1. EFS hereby ratifies and confirms all that the Grantee may lawfully do or cause to be done by virtue hereof. EFS acknowledges and agrees that the vote by (or consent or other action of) the Grantee (or its substitutes) shall control in any conflict between the vote by such Grantee (or its substitutes) of such Covered GP Units (or consent or other action of such Grantee (or its substitutes) with respect to such Covered GP Units) and a vote by EFS of such Covered GP Units (or consent or other action of EFS with respect to such Covered GP Units).
     2.4 Purchase and Sale of the Covered GP Units. Unless this Agreement is terminated in accordance with its terms, EFS agrees that it shall not, and shall not suffer or permit any Person to, option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or dispose of EFS’s record or beneficial ownership or voting power of any of the Covered GP Units including by merger, consolidation, conversion, distribution (including liquidating distribution) or otherwise (each, a “Conveyance”) to any Person unless such Person agrees to be bound by the terms of this Agreement and grants to Regency an irrevocable proxy on the same terms as provided in Section 2.3 of this Agreement, and any Conveyance that does not strictly comply with the requirements of this Section 2.4 shall be null and void ab initio.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of EFS. EFS hereby represents and warrants to Regency as follows:
          (a) Organization; Authorization; Validity of Agreement; Necessary Action. EFS is duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. EFS has the requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery by EFS of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by EFS and no other actions or proceedings on the part of EFS are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by EFS and constitutes a legal, valid and binding agreement of EFS, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.
          (b) No Violation. Neither the execution and delivery of this Agreement by EFS, nor the performance by EFS of its obligations under this Agreement, nor the consummation by EFS of the transactions contemplated hereby nor compliance by EFS with any of the provisions herein will (i) result in a violation or breach of or conflict with the governing documents of EFS, or (ii) violate any judgments, decrees, injunctions, rulings, awards, settlements, stipulations, orders or law applicable to EFS or any of its respective properties, rights or assets.
          (c) Ownership Interest. The Covered GP Units constitute the only GP Units that EFS owns in which EFS has any ownership interest.
ARTICLE IV
OTHER COVENANTS
     4.1 Prohibitions. EFS hereby agrees it shall not (i) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, EFS’s representations, warranties, covenants and obligations under this Agreement; or (ii) take any action that could restrict or otherwise affect EFS’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement.
     4.2 Further Assurances. From time to time, at Regency’s request and without further consideration, EFS shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.
     4.3 Information. Regency agrees to provide EFS with such information as it may reasonably request concerning the Partnership including, if so requested, information provided to MC Members; provided, that any such information provided by Regency to EFS shall be treated as information provided or made available by or on behalf of the Partnership or its Authorized Representatives to a Partner or its Authorized Representatives for purposes of the definition of “Confidential Information” in the Partnership Agreement and Section 9.4 of the Partnership Agreement.
ARTICLE V
MISCELLANEOUS
     5.1 Termination. This Agreement shall remain in effect until the termination of the Partnership in accordance with Article X of the Partnership Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any Party of liability (in contract, tort or otherwise, and whether existing in law or equity) for any breach of this Agreement.
     5.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Regency any direct or indirect ownership or incidence of ownership of or with respect to any Covered GP Units. All rights, ownership and economic benefits of and relating to the Covered GP Units shall remain vested in and belong to EFS, and Regency shall have no authority to direct EFS in the voting or disposition of any of the Covered GP Units, except as otherwise provided herein. Nothing herein authorizes Regency to agree on behalf of EFS to any modification, amendment to or waiver under the Partnership Agreement; provided, however, that Regency may agree to any such modifications, amendments or waivers so long as they do not materially and adversely affect the Covered GP Units.
     5.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date sent if delivered personally, telecopied or sent by electronic mail, on the first Business Day following the date of dispatch if delivered by a recognized next day courier service or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, post prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:
          (a) if to Regency to:
Chief Legal Officer
Regency Energy Partners LP
2001 Bryan Street
Suite 3700
Dallas, TX 75201
Fax: 214-840-5155
E-mail: no e-mail notice to Regency
          With a copy to:
Dan Fleckman
Mayer Brown
700 Louisiana Street
Suite 3400
Houston, TX 77002
Fax: 713-238-4718
E-mail: dfleckman@mayerbrown.com

     (b) if to EFS to:
GE Energy Financial Services
Attn: Portfolio Manager, Regency
800 Long Ridge Road
Stamford, CT 06927
Fax: 203-961-2606
E-Mail: no e-mail notice to EFS
           With a copy to:
GE Energy Financial Services
Attn: General Counsel
800 Long Ridge Road
Stamford, CT 06927
Fax: 203-357-6632
E-Mail: no e-mail notice to EFS
     5.4 Interpretation. This Agreement is the product of negotiation by the Parties having the assistance of counsel and other advisers. It is the intention of the Parties that this Agreement not be construed more strictly with regard to one Party than with regard to the other.
     5.5 Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.
     5.6 Entire Agreement. This Agreement embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written and oral, that may have related to the subject matter hereof in any way.
     5.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall, to the fullest extent permitted by applicable law, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, to the fullest extent permitted by applicable law, each of the Parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (and any

appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or a Federal court of the United States of America located in the State of Delaware.
          (b) Each Party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each Party hereto (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such Party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 5.7.
          (c) To the fullest extent permitted by applicable law, each Party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any suit, action or other proceeding arising out of this Agreement by the mailing of copies thereof by registered mail to such Party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail; provided that nothing in this Agreement shall affect the right of any Party to serve legal process in any other manner permitted by law.
     5.8 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Parties. Each Party may waive any right of such Party hereunder by an instrument in writing signed by such Party and delivered to the other Party.
     5.9 Remedies.
          (a) Each Party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each Party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

     5.10 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any Party or its Partners. Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.
     5.11 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any Party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any Party without the prior written consent of the other Party hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

REGENCY HAYNESVILLE INTRASTATE GAS LLC
By:	/s/ Byron R. Kelley
	Name:	Byron R. Kelley
	Title:	Chairman, President and Chief Executive Officer

EFS HAYNESVILLE, LLC
By:	/s/ Mark T. Mellana
	Name:	Mark T. Mellana
	Title:	Vice President

Signature Page
Voting Agreement